UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2014

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Our 2014 Annual Meeting of Stockholders was held on May 2, 2014. At the Annual Meeting, the stockholders cast their votes as set forth below.

Proposal 1

The twelve director nominees named in our proxy statement were elected, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

NOMINEE	FOR	WITHHELD	NON-VOTES
John D. Barr	72,097,732	11,157,246	3,240,876
Michael R. Eisenson	71,989,925	11,265,053	3,240,876
Robert H. Kurnick, Jr.	81,699,843	1,555,135	3,240,876
William J. Lovejoy	83,090,177	164,801	3,240,876
Kimberly J. McWaters	80,747,378	2,507,600	3,240,876
Yoshimi Namba	81,668,816	1,586,162	3,240,876
Lucio A. Noto	80,438,696	2,816,282	3,240,876
Greg Penske	81,681,414	1,573,564	3,240,876
Roger S. Penske	81,974,637	1,280,341	3,240,876
Sandra E. Pierce	82,846,644	408,334	3,240,876
Ronald G. Steinhart	72,108,730	11,146,248	3,240,876
H. Brian Thompson	76,858,599	6,396,379	3,240,876

Proposal 2

The proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2014 was approved based upon the following votes:

FOR	AGAINST	ABSTAIN	NON-VOTES
85,708,037	742,629	45,188	0

Proposal 3

The proposal to approve, on an advisory basis, our executive compensation was approved based upon the following votes:

FOR	AGAINST	ABSTAIN	NON-VOTES
82,452,426	124,351	678,201	3,240,876

Item 8.01 Other Events.

On May 2, 2014, we announced that our Board of Directors has approved a quarterly dividend in the amount of $0.19 per share payable June 2, 2014 to shareholders of record as of May 12, 2014, as discussed more fully in the press release incorporated herein and attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

May 2, 2014	By:	/s/ Shane M. Spradlin

Name: Shane M. Spradlin
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release